Exhibit 3.57

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

2007071100161

ARTICLES OF INCORPORATION OF OPTIONS COMMUNITY BASED SERVICES. INC.

The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the “Act”), executes the following Articles of Incorporation.

ARTICLE 1

Name

Section 1.1. The name of the Corporation is Options Community Based Services, Inc.

ARTICLE 2

Purposes

Section 2.1. The purpose for which the Corporation is formed is to transact any and all lawful business for which corporations may be incorporated under the Act.

ARTICLE 3

Shares and Shareholders

Section 3.1. Number. The total number of shares which the Corporation is authorized to issue is One Thousand (1,000) shares, no par value.

Section 3.2. Classes. There shall be one (1) class of shares of the Corporation, which shall be designated as “Common Shares.”

Section 3.3. Relative Rights, Preferences, Limitations and Restrictions of Common Shares. All Common Shares shall have the same rights, preferences, limitations and restrictions.

Section 3.4. Voting Rights of Common Shares. Each holder of Common Shares shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

Section 3.5. Shareholder Action. Meetings of the shareholders of the Corporation shall be held at such place within or without the State of Indiana, as may be specified in the respective notices of such meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if, prior to such action, a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, in accordance with Indiana Code § 23-1-29-4, as amended, and such written consent if filed with the minutes of the proceedings of the shareholders.

Indiana Secretary of State Packet: 2007071100161 Filing Date: 07/11/2007 Effective Date: 07/11/2007

Page 1 of 5	Certification Number: 2011100437201

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

Indiana Secretary of State Packet: 2007071100161 Filing Date: 07/11/2007 Effective Date: 07/11/2007

ARTICLE 4

Registered Office and Registered Agent

Section 4.1. Registered Office. The street address of the Corporation’s initial registered office is 251 East Ohio Street, Suite 1100, Indianapolis, Indiana 46204.

Section 4.2. Registered Agent. The name of the Corporation’s initial registered agent at such registered office is CT Corporation Services.

ARTICLE 5

Incorporator

Section 5.1. The name and address of the incorporator of the Corporation is:

Name:	Address:
Lisa Gethers Attorney at Law	Ice Miller LLP One American Square Suite 3100 Indianapolis, Indiana 46282-0200

ARTICLE 6

Board of Directors

Section 6.1. Powers. All corporate powers are exercised by or under the authority of, and the business and affairs of the Corporation are managed under the direction of, the Board of Directors.

Section 6.2. Number. The total number of directors shall be that specified in or fixed in accordance with the bylaws. The bylaws or these Articles may provide for staggering the terms of directors by dividing the directors into two (2) or three (3) groups, as provided in the Act. In the absence of a provision in the bylaws specifying the number of directors or setting forth the manner in which such number shall be fixed, the number of directors shall be one (1).

Section 6.3. Initial Board of Directors. The name and address of the initial director of the Corporation is:

Name:	Address:
Kevin P. Sheehan	1705 Capital of Texas Hwy. South Suite 400 Austin, Texas 78746

Page 2 of 5	Certification Number: 2011100437201

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

Indiana Secretary of State
Packet: 2007071100161
Filing Date: 07/11/2007
Effective Date: 07/11/2007

ARTICLE 7

Indemnification

Section 7.1. Definitions. Terms defined in Chapter 37 of the Indiana Business Corporation Law (Ind. Code §§ 23-1-37-1, et seq.) which are used in this Article 7 as they have in such Chapter of the Indiana Business Corporation Law.

Section 7.2. Indemnification of Directors and Officers. The Corporation shall indemnify any person made or threatened to be made a party to any action, suit, or proceeding, whether civil or criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he or she, his or her testator, or his or her intestate is or was a director or officer of the Corporation or of any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, which he or she served as such at the request of the Corporation (any such person made or threatened to be made such a party is hereinafter termed a “Qualifying Person”), against liability and the reasonable expenses, including attorneys’ fees, actually incurred by him or her in connection with such action, suit, or proceeding, or in connection with any appeal therein, if: (i) his or her conduct was in good faith; (ii) he or she reasonably believed (a) in the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in the Corporation’s best interests, and (b) in all other cases, that his or her conduct was at least not opposed to the Corporation’s best interests; and (iii) in the case of any criminal proceeding, he or she (a) had reasonable cause to believe his or her conduct was lawful, or (b) had no reasonable cause to believe his or her conduct was unlawful.

Section 7.3. Other Employees Or Agents of the Corporation. The Corporation may, in the discretion of the Board of Directors, fully or partially provide the same rights of indemnification and reimbursement as hereinabove provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as employees or agents of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity whether or not for profit.

Section 7.4. Non-Exclusive Provision. The indemnification authorized under this Article 7 is in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business Corporation Law (Ind. Code. §§ 23-1-37-1, et seq.) and in no way limits the indemnification provisions of such Chapter.

Section 7.5. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual

(a)	who is a director, officer, employee, or agent of the Corporation, or

(b)	who, while a director, officer, employee, or agent of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity

Page 3 of 5	Certification Number: 2011100437201

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

Indiana Secretary of State
Packet: 2007071100161
Filing Date: 07/11/2007
Effective Date: 07/11 /2007

against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under these Articles or the Code.

Section 7.6. Witness Fees. Nothing in these Articles shall limit the Corporation’s power to pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

Section 7.7. Report to Shareholders. To the extent and in the manner required by the Code from time to time, if the Corporation indemnifies or advances expenses to a director or officer in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance to the shareholders.

Section 7.8. Effect of Amendments. No amendment, modification, or rescission of these Articles, or any provision of the Articles, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

IN WITNESS WHEREOF, the undersigned incorporator designated in Article 5 executes these Articles of Incorporation and hereby verifies subject to penalties of perjury that the facts contained herein are true.

Dated this 11th day of July, 2007.

INCORPORATOR

/s/ Lisa Gethers
Lisa Gethers, Attorney at Law Ice Miller LLP One American Square Suite 3100 Indianapolis, Indiana 46282-0200

This instrument was prepared by Lisa Gethers, Attorney at Law, ICE MILLER LLP, One American Square, Suite 3100, Indianapolis, Indiana 46282-0200.

Page 4 of 5	Certification Number: 2011100437201

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

Indiana Secretary of State
Packet: 2007071100161
Filing Date: 07/11/2007
Effective Date: 07/11/2007

State of Indiana

Office of the Secretary of State

CERTIFICATE OF INCORPORATION

of

OPTIONS COMMUNITY BASED SERVICES, INC.

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above For-Profit Domestic Corporation have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Wednesday, July 11, 2007.

[SEAL]	In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, July 11, 2007.
/s/ Todd Rokita
TODD ROKITA, SECRETARY OF STATE

2007071100161/2007071159302

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